EXHIBIT 99.1

Grant Park Fund Weekly Commentary For the Week Ended March 18, 2016

Current Month				Rolling Performance				Rolling Risk Metrics* (April 2011 – March 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.7%	-3.2%	3.9%	-11.6%	-2.2%	-5.1%	0.2%	-5.1%	10.4%	-28.7%	-0.5	-0.6
B**	0.7%	-3.3%	3.8%	-12.1%	-2.8%	-5.7%	-0.5%	-5.7%	10.5%	-30.8%	-0.5	-0.7
Legacy 1***	0.7%	-2.9%	4.4%	-9.6%	-0.2%	-3.1%	N/A	-3.1%	10.3%	-23.7%	-0.3	-0.4
Legacy 2***	0.7%	-2.9%	4.3%	-9.8%	-0.4%	-3.3%	N/A	-3.3%	10.3%	-24.4%	-0.3	-0.4
Global 1***	1.1%	-2.9%	4.5%	-9.7%	0.2%	-2.7%	N/A	-2.7%	10.2%	-21.9%	-0.2	-0.3
Global 2***	1.1%	-2.9%	4.5%	-9.8%	0.0%	-2.9%	N/A	-2.9%	10.3%	-22.4%	-0.2	-0.4
Global 3***	1.1%	-3.0%	4.2%	-11.3%	-1.6%	-4.5%	N/A	-4.5%	10.3%	-26.2%	-0.4	-0.6

S&P 500 Total Return Index****	1.4%	6.2%	0.8%	1.2%	11.6%	11.5%	7.0%	11.5%	12.2%	-16.3%	1.0	1.6
Barclays Capital U.S. Long Gov Index****	1.4%	-1.0%	7.0%	1.8%	5.7%	9.3%	7.8%	9.3%	11.5%	-15.5%	0.8	1.5
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.
Portfolio Positions by Sectors and Markets (Two largest positions within each sector)
	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					31%
Energy	8%	Short	Natural Gas	4.8%	Short	9%	Short	Natural Gas	5.4%	Short
			Brent Crude Oil	0.9%	Long			Brent Crude Oil	1.0%	Long
Grains/Foods	12%	Short	Cotton	1.8%	Short	13%	Short	Cotton	2.0%	Short
			Corn	1.7%	Short			Corn	1.9%	Short
Metals	8%	Long	Gold	3.1%	Long	9%	Long	Gold	3.4%	Long
			Silver	1.9%	Long			Silver	2.1%	Long
FINANCIALS	72%					69%
Currencies	21%	Long $	Euro	2.9%	Short	20%	Short $	British Pound	3.0%	Short
			British Pound	2.7%	Short			Australian Dollar	2.9%	Long
Equities	21%	Long	Dax Index	2.7%	Long	19%	Long	S&P 500	3.2%	Long
			DJ Eurostoxx 50 Index	2.4%	Long			Dax Index	2.0%	Long
Fixed Income	30%	Long	Bunds	5.3%	Long	30%	Long	Bunds	5.7%	Long
			Long Gilts	2.4%	Long			Long Gilts	3.0%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rose as falling U.S. production boosted investor sentiment.  Natural gas and heating oil prices rose on reports U.S. storage levels had fallen and on forecasts indicating cooler weather in the U.S. which would boost heating-related demand.

Grains/Foods
Wheat prices declined on increased supplies.  Sugar markets rose as demand increased and concerns of an El Nino-created shortfall in supplies.  Coffee prices rose over 7% as political turmoil in Brazil, one of the largest producers, caused the Brazilian real to strengthen.  Concerns about dry weather in Colombia and Vietnam also added to price gains.  Cocoa markets rose on increased demand and the risk weather conditions would threaten crops from Ghana and the Ivory Coast, two of the biggest cocoa producers.

Metals
Gold prices declined slightly as gains in the equity markets reduced demand for the safe haven asset.  Copper prices rose on a weaker U.S. dollar, production cuts from copper producers and expectations China would unveil additional stimulus measures.

Currencies
The U.S. dollar weakened against its global counterparts after comments from Federal Reserve Chair Yellen confirmed the Federal Reserve would increase interest rates more slowly than previously discussed.  The Canadian dollar strengthened on the continued rally in crude oil.   The British pound strengthened after the Bank of England downplayed signs the economy is slowing and hinted interest rates will likely rise within the next three years.

Equities
U.S. and U.K. equity markets continued to rise, fueled by rising oil and commodity prices.  Dovish comments from the Federal Reserve over the pace of future interest rate hikes and a weaker U.S. dollar also boosted the equity markets.

Fixed Income	U.S. and U.K. fixed income markets rose after the Federal Reserve reduced the expected number of interest rate hikes this year.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart
Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.  Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

Risk Metrics Chart
Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.